Exhibit 10.40
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“First Amendment”) is entered into by and between Trico Marine Services, Inc., a Delaware Corporation (the “Company”), and Joseph S. Compofelice (“Executive”) as of December 9, 2008.
     WHEREAS, the Company and Executive have heretofore entered into that certain Employment Agreement effective as of July 9, 2007, which was amended and restated effective as of July 23, 2008 (the “Employment Agreement”); and
     WHEREAS, the Company and Executive desire to amend the Employment Agreement in certain respects;
     NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Executive hereby agree, effective as of the date first set forth above, that the Employment Agreement shall be amended as hereafter provided:
     1. Section 2.3 of the Employment Agreement shall be amended by adding the following sentence at the end thereof:
“For purposes of Section 2.3(i), “a material change in the geographic location at which Executive must perform services” shall mean a requirement that Executive relocate to a site more than fifty (50) miles from his present business address.”
     2. Section 3.1 of the Employment Agreement shall be amended by adding the following sentence at the end thereof:
“Base Salary. During the period of this Agreement, Executive shall receive a minimum annual base salary of $600,000. Executive’s annual base salary shall be reviewed by the Board of Directors (or a committee thereof) on an annual basis, and, in the sole discretion of the Board of Directors (or such committee), such annual base salary may be increased, but not decreased (except for a decrease that is consistent with reductions taken generally by other executives of Company), effective as of any date determined by the Board of Directors. Executive’s annual base salary shall be paid in equal installments in accordance with Company’s standard policy regarding payment of compensation to executives but no less frequently than monthly.”
     3. Except as expressly set forth herein, the terms and conditions of the Employment Agreement shall remain in effect and binding on each party. Nothing herein shall be deemed to entitle either party to a consent to, or a waiver, amendment, modification or other change of, any of the other terms, conditions, obligations, or agreements contained in the Agreement. Neither this First Amendment nor any provision hereof may be waived, amended or modified except by a written amendment signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date first set forth above.

“EXECUTIVE”	“COMPANY”
TRICO MARINE SERVICES, INC.

Joseph S. Compofelice Name:	By:

Name:

Title: